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                                                                     EXHIBIT 5.1

                       [Crawford Bayley & Co. Letterhead]



                               February 11, 1999



Infosys Technologies Limited
Electronics City, Hosur Road
Bangalore, Karnataka, India 561 229


     Re:  Infosys Technologies Limited Registration Statement on Form F-1

Gentlemen:

     We have acted as your counsel in connection with the registration, offering and sale under the Securities Act of 1933, as amended, of up to 1,035,000 equity shares (including up to 135,000 equity shares that the underwriters have the option to purchase to cover over-allotments, if any), par value Rs.10 per share (the "Shares") of Infosys Technologies Limited, a company with limited
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liability incorporated in the Republic of India (the "Company").  Each of the
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Shares being so registered is represented by two American Depositary Shares.
We have examined the registration statement on Form F-1 (the "Registration
                                                              ------------
Statement") filed by you with the United States Securities and Exchange
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Commission on February 11, 1999 for the purpose of registering the Shares.  The
Shares are to be sold to the underwriters for resale to the public in a form evidenced by American Depositary Receipts, to be issued by the Depositary, all as described and defined in the Registration Statement and pursuant to the underwriting agreement filed as an exhibit thereto (the "Underwriting
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Agreement").  As your counsel, we have also examined, under Indian law, the
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proceedings proposed to be taken in connection with such offering and sale of the Shares.

     Strictly limited to Indian law, it is our opinion that the Shares to be sold by the Company in the offering pursuant to the Underwriting Agreement have been duly authorised and validly issued and are fully paid and non-assessable.

     We hereby confirm to you that subject to the assumptions and limitations set forth therein, the statements set forth under the caption "Taxation--Indian Taxation" in the prospectus included in the Registration Statement constitute our opinion with respect to the Indian income tax consequences of the acquisition, ownership and disposition of the Shares and the American Depositary Shares representing such Shares.

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     We consent to the reference to our firm under the captions "Legal Matters,"
"Taxation--Indian Taxation" and "Enforcement of Civil Liabilities" in the prospectus included as a part of the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.



                                    Very truly yours,

                                    /s/ Crawford Bayley & Co.

                                    CRAWFORD BAYLEY & CO.